Exhibit 99.1

Aardvark Therapeutics Reports First Quarter 2026 Financial Results and Provides Business Updates

ARD-101 and ARD-201 programs on voluntary pause; further guidance expected in Q2 2026

$91.2 million in cash, cash equivalents and short-term investments as of March 31, 2026, supports projected operations into mid-2027

SAN DIEGO, May 7, 2026 (GLOBE NEWSWIRE) -- Aardvark Therapeutics, Inc. (Aardvark or the Company) (Nasdaq: AARD), a clinical-stage biopharmaceutical company focused on developing novel, small-molecule therapeutics to activate innate homeostatic pathways for the treatment of metabolic diseases, today reported financial results for the first quarter ended March 31, 2026, and provided pipeline and business updates.

“We have been working closely with the FDA to comprehensively evaluate the data following the reversible cardiac observations in the healthy volunteer trial and are committed to determining the best path forward for our programs, patients and the broader PWS community,” said Tien Lee, M.D., Founder and Chief Executive Officer of Aardvark. “We remain focused on establishing a clear path forward for the Phase 3 HERO trial evaluating ARD-101 in PWS, our lead program, and look forward to providing an update in the second quarter.”

Pipeline Updates

• In February 2026, the Company announced a voluntary pause in enrollment and dosing in the Phase 3 Hunger Elimination or Reduction Objective (HERO) and open-label extension (OLE) trials evaluating ARD-101 for the treatment of hyperphagia in individuals with Prader-Willi Syndrome (PWS) following unexpected reversible cardiac observations in a separate healthy volunteer trial (non-PWS individuals). The healthy volunteer trial was conducted as a routine additional cardiac safety study to satisfy anticipated requirements for a future New Drug Application (NDA) for ARD-101. No cardiac signals were observed in the prior Phase 1 or Phase 2 clinical trials, and preclinical studies did not predict the expectation of cardiac safety liabilities.

• Aardvark is conducting a comprehensive review of the data and is working closely with the U.S. Food and Drug Administration (FDA) to determine next steps for the ARD-101 program. Aardvark is on track to provide further guidance in the second quarter of 2026.

• Additionally, in March 2026, the Company voluntarily paused its development of ARD-201, a fixed-dose combination of ARD-101 with a DPP-4 inhibitor for the treatment of obesity and obesity-related conditions, and expects to provide further guidance in the second quarter of 2026.

Phase 2 and Preclinical Data From ARD-101 Program Published in Molecular Metabolism

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In March 2026, clinical and preclinical data for the ARD-101 program were published in the peer-reviewed journal Molecular Metabolism. The publication details findings from the Phase 2 proof-of-concept obesity study demonstrating that ARD-101 significantly reduced self-reported hunger on the Control of Eating Questionnaire (CoEQ) at Day 28 versus placebo, with directionally favorable improvements observed across additional CoEQ domains.

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Also included in the published manuscript is a separate double-blind study in fasted healthy participants, where ARD-101 increased post-dose peptide YY (PYY) and glucagon-like peptide-1 (GLP-1), with trends toward increased cholecystokinin (CCK) and reduced ghrelin versus placebo – supporting engagement of gut–brain pathways relevant to hunger and hyperphagia.

First Quarter 2026 Financial Highlights

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Cash Position: As of March 31, 2026, Aardvark had cash, cash equivalents and short-term investments of $91.2 million, compared to $110.0 million as of December 31, 2025. Based on current operating plans, Aardvark believes that its existing cash, cash equivalents and short-term investments will be sufficient to fund projected operations into mid-2027.
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Research & Development (R&D): R&D expenses for the first quarter of 2026 were $16.6 million, compared to $7.8 million for the first quarter of 2025. The $8.8 million increase for the first quarter of 2026 as compared to the first quarter of 2025 resulted primarily from an increase of $7.1 million for external expenses incurred related to the development of ARD-101 and a $1.7 million increase in personnel-related costs.
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General & Administrative (G&A): G&A expenses for the first quarter of 2026 were $5.9 million, compared to $2.7 million for the first quarter of 2025. The $3.2 million increase for the first quarter of 2026 as compared to the first quarter of 2025 included additional public company operating costs and resulted primarily from a $2.1 million increase in personnel-related costs, a $0.6 million increase in legal, accounting and other professional services costs, and a $0.3 million increase in facilities and other costs.
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Net loss: Aardvark Therapeutics reported a net loss of $21.6 million for the first quarter of 2026, compared to a net loss of $9.3 million for the first quarter of 2025.

About Aardvark Therapeutics, Inc.
Aardvark is a clinical-stage biopharmaceutical company developing novel, small-molecule therapeutics designed to suppress hunger for the treatment of Prader-Willi Syndrome (PWS) and metabolic diseases. Hunger, which is the discomfort from not having eaten recently, is a distinct neural signaling pathway separate from appetite, the reward-seeking desire for food. Our programs explore therapeutic applications in hunger-associated indications and potential complementary uses with anti-appetite therapies. Our lead compound, oral ARD-101, is in Phase 3 clinical development for the treatment of hyperphagia associated with PWS, a rare disease characterized by insatiable hunger. Aardvark is also developing ARD-201, a planned fixed-dose combination of ARD-101 with a DPP-4 inhibitor, with a goal of addressing some of the limitations of currently marketed GLP-1 therapies for obesity and obesity-related conditions. For more information, visit www.aardvarktherapeutics.com.

Forward-Looking Statements
Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning: Aardvark’s business strategy, product candidates, ongoing clinical trials, planned clinical trials, likelihood of success, as well as plans and objectives of management for future operations. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Forward-looking statements in this press release include statements regarding the voluntary pauses on Aardvark’s clinical trials, Aardvark’s anticipated cash runway, Aardvark’s engagement with the FDA, Aardvark’s future plans for its PWS and obesity programs and statements regarding

ARD-101 and ARD-201, including the expected timeline for providing further guidance on these programs. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties related to potential delays in the commencement, recommencement, enrollment and completion of clinical trials and any additional actions that may be required following Aardvark’s engagement with the FDA; the risk that Aardvark may use its capital resources sooner than expected and that they may be insufficient to allow Aardvark to achieve its anticipated milestones; the possibility that the past track records of Aardvark and its personnel may not be repeated or indicative of future success; risks related to its dependence on third parties for manufacturing, shipping and production of drug product for use in clinical trials and preclinical studies; the risk of unfavorable clinical trial results; the risk that results from earlier clinical trials and preclinical studies may not necessarily be predictive of future results; and other risks and uncertainties, including the factors described under the “Risk Factors” section of Aardvark’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 to be filed with the Securities and Exchange Commission on or about the date hereof. When evaluating Aardvark’s business and prospects, careful consideration should be given to these risks and uncertainties. Any forward-looking statements contained in this press release are based on the current expectations of Aardvark’s management team and speak only as of the date hereof, and Aardvark specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

Investor Contact:

Courtney Mogerley

Argot Partners

(212) 600-1902

Aardvark@Argotpartners.com

Media Contact:

Andrea Cohen

Sam Brown LLC

(917) 209-7163

Andreacohen@Sambrown.com

Aardvark Therapeutics, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025

Operating expenses:
Research and development	$16,567	$7,755
General and administrative	5,897	2,715
Total operating expenses	22,464	10,470
Loss from operations	(22,464)	(10,470)
Total other income, net	876	1,160
Net loss	$(21,588)	$(9,310)
Net loss per share of common stock, basic and diluted	$(0.99)	$(0.71)
Weighted-average shares used in net loss per share calculation	21,815,995	13,194,718

Aardvark Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$62,436	$47,051
Short-term investments	28,764	62,976
Prepaid expenses and other current assets	2,380	1,859
Total current assets	93,580	111,886
Operating lease right-of-use asset	269	355
Other assets	4,741	4,940
Total assets	$98,590	$117,181
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,493	$2,072
Accrued liabilities	6,775	8,035
Operating lease liability, current portion	336	441
Total current liabilities	11,604	10,548
Total liabilities	11,604	10,548
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in-capital	224,478	222,470
Accumulated other comprehensive income	14	81
Accumulated deficit	(137,506)	(115,918)
Total stockholders’ equity	86,986	106,633
Total liabilities and stockholders’ equity	$98,590	$117,181